                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of F.N.B. Corporation for the registration of $125,000,000 of its subordinated notes and to the incorporation by reference therein of our report dated February 6, 1995, with respect to the Consolidated Financial Statements of F.N.B. Corporation and Subsidiaries included in its annual report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                                   Ernst & Young LLP


Pittsburgh, Pennsylvania
July 28, 1995